                                  EXHIBIT 12.2

                            STARWOOD HOTELS & RESORTS
             CALCULATION OF RATIO OF EARNINGS TO TOTAL FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                                                                                      PERIOD FROM
                                                                                                                       FEB 23, TO
                                                                                        YEAR ENDED DECEMBER 31,       DECEMBER 31,
                                                                                        -----------------------       ------------
                                                                                  2002      2001      2000      1999      1998
                                                                                  ----      ----      ----      ----      ----

Earnings:
Income from continuing operations                                                 $315       376       460      $423      $412
Add:
    Adjustment for distributions in excess of equity earnings and losses (a)         2         1         3         1         5
    Provision for income taxes                                                       4         4         1         2         1
    Minority equity in net income                                                    3         1         3         2        10
    Amortization of interest capitalized                                             1         1         1        --        --
                                                                                  ----      ----      ----      ----      ----
                                                                                   325       383       468       428       428
                                                                                  ----      ----      ----      ----      ----

Fixed Charges:
    Interest and other financial charges                                            36        37        39        47        26
    Interest factor attributable to rentals (b)                                     --        --        --        --        --
                                                                                  ----      ----      ----      ----      ----
                                                                                    36        37        39        47        26
                                                                                  ----      ----      ----      ----      ----

Earnings, as adjusted, from continuing operations                                 $361      $420       507      $475      $454
                                                                                  ====      ====      ====      ====      ====

Fixed Charges:
    Fixed charges above                                                             36        37        39      $ 47      $ 26
    Interest capitalized                                                             5         1         2         7         7
                                                                                  ----      ----      ----      ----      ----
    Total fixed charges                                                             41        38        41      $ 54      $ 33
                                                                                  ====      ====      ====      ====      ====

Ratio:
    Earnings, as adjusted, from continuing operations to fixed charges            8.80      11.05     12.37     8.80      13.76
                                                                                  ====      ====      ====      ====      ====

Notes:

(a) The adjustment represents distributions in excess of undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

(b) As the entities owned by the Trust only lease fixed assets, they do not enter into any operational leases.